UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2024

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave. Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into Material Definitive Agreement.

Restructuring Support Agreement

On March 12, 2024 (the “Petition Date”), Enviva Inc., a Delaware corporation (the “Company”), entered into a Restructuring Support Agreement (including any term sheets attached thereto, the “RSA”) with (i) certain subsidiaries of the Company listed on Schedule 1 of the RSA (together with the Company, the “Company RSA Parties”), (ii) certain participating holders or beneficial holders, investment advisors, sub-advisors, or managers of funds and/or accounts that are holders or beneficial holders of the Company’s outstanding 6.5% Senior Notes due 2026 (the “2026 Notes” and the holders thereof, the “2026 Noteholders”), (iii) certain participating holders or beneficial holders, investment advisors, sub-advisors, or managers of funds and/or accounts that are holders or beneficial holders, whether as record holders or participants, of loans or commitments under the Company’s senior secured credit facility (the “Senior Secured Credit Facility” and the lenders thereunder, the “Credit Facility Lenders”), (iv) certain participating holders or beneficial holders, investment advisors, sub-advisors, or managers of funds and/or accounts that are holders or beneficial holders of Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) issued by the Industrial Development Authority of Sumter County, Alabama (the “Epes Green Bonds” and the holders thereof, the “Epes Bondholders”), and (v) certain participating holders or beneficial holders, investment advisors, sub-advisors, or managers of funds and/or accounts that are holders or beneficial holders of Exempt Facilities Revenue Bonds (Enviva Inc.), Series 2022 (Green Bonds) issued by Mississippi Business Finance Corporation (the “Bond Green Bonds” and the holders thereof, the “Bond Bondholders,” and together with the 2026 Noteholders, the Credit Facility Lenders, and the Epes Bondholders, the “Restructuring Support Parties”).

Under the terms of the RSA, the Restructuring Support Parties have agreed to support a restructuring of the Company RSA Parties under a Chapter 11 plan of reorganization (the “Plan”) to be proposed in accordance with the terms as set forth in the RSA, including the term sheet attached as Exhibit A thereto (the “RSA Term Sheet”), which terms include that, subject to the RSA:

•	Senior Secured Credit Facility claims will be repaid in full in connection with consummation of the Plan;

•	Epes Green Bonds claims and Bond Green Bonds claims (in each case, net of paydown with remaining restricted cash), the 2026 Notes claims, and general unsecured claims against certain subsidiary Debtors (as defined below) will receive a pro rata share of reorganized equity (in amounts to be determined in connection with the Plan and subject to dilution as provided for in the RSA Term Sheet);

•	General unsecured claims against certain HoldCo Debtors (as defined in the RSA) will receive reorganized equity and/or warrants (in amounts to be determined in connection with the Plan and subject to dilution as provided for in the RSA Term Sheet); and

•	Existing equity holders will receive 5% of the initial reorganized equity and warrants for an additional 5% of reorganized equity (in each case, subject to dilution as provided for in the RSA Term Sheet).

The Company RSA Parties also entered into a Restructuring Support Agreement (the “Bond MS RSA”) with certain Bond Bondholders comprising a majority of Bond Green Bonds outstanding and the Bond Green Bonds Trustee (as defined in the Bond MS RSA). Under the Bond MS RSA, the Company agrees, among other obligations described in the term sheet attached as Exhibit A thereto, to promptly seek court approval of a settlement with the Bond Bondholders party thereto, whereby the Company RSA Parties will consent to the partial redemption of the Bond Green Bonds via the release of certain funds currently held by the Bond Green Bonds Trustee. In exchange, the Bond Green Bondholders and the Bond Green Bonds Trustee both agree, among other obligations described in the term sheet attached to the Bond MS RSA as Exhibit A thereto, and subject to any rights granted thereunder, to support the Plan.

The foregoing descriptions of the RSA and the Bond MS RSA do not purport to be complete and are qualified in their entirety by reference to the full text of the RSA and the Bond MS RSA, respectively, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (the “Current Report”) and are incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On the Petition Date, the Company and certain subsidiaries of the Company (collectively, the “Debtors”) filed voluntary petitions (“Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (“Bankruptcy Court”). The Company also filed motions with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Enviva Inc., et al., Case No. 24-10453 (the “Chapter 11 Cases”). The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and under the provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to continue to operate in the ordinary course throughout the Chapter 11 process without material disruption to vendors, suppliers, and partners.

The Debtors will seek approval from the Bankruptcy Court to enter into a multi-tranche, delayed-draw, debtor-in-possession (“DIP”) credit and note purchase agreement (the “DIP Facility Agreement”), consisting of loans and notes in an aggregate principal amount of $500,000,000 from lenders and noteholders under the DIP facility (the “DIP Creditors”), of which $150,000,000 will be available immediately upon entry of an interim order, and the remainder of which will be available through additional draws, in each case subject to and upon the date of entry of a final order. A portion of the commitments under the DIP Facility Agreement will be allocated by the Company to eligible stockholders in accordance with a syndication process that is subject to Bankruptcy Court approval.

Subject to approval by the Bankruptcy Court, the proceeds of the loans and notes under the DIP Facility Agreement will be used to pay the Debtors’ operating expenses, help fund the completion of certain construction projects, and pay other fees, expenses, and other expenditures of the Debtors to be set forth in rolling budgets prepared as part of the Chapter 11 Cases, which shall be subject to approval by the DIP Creditors. Closing of the DIP Facility Agreement is contingent on the satisfaction of customary conditions, including receipt of an order by the Bankruptcy Court approving the DIP Facility Agreement.

In addition, the Debtors filed a motion (“NOL Motion”) seeking entry of an interim and final order establishing certain procedures and restrictions with respect to the direct or indirect purchase, disposition, or other transfer of the Company’s common stock (“Common Stock”) (including declarations of worthlessness with respect to such Common Stock) (such procedures, “Stock Procedures”), and seeking related relief, in order to preserve and protect the potential value of the Debtors’ net operating losses (“NOLs”) and certain other tax attributes of the Debtors (together with the NOLs, “Tax Attributes”).

If approved, the Stock Procedures would restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of a proposed transaction, would become, a Substantial Stockholder of Common Stock or declarations of worthlessness involving, and require notices of holdings of, any person or group of persons that is a 50-percent shareholder. For purposes of the Stock Procedures, a “Substantial Stockholder” is any person that beneficially owns at least 3,360,328 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock) and a “50-percent shareholder” is any person that would be a “50-percent shareholder” (within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended (the “Tax Code”)) with respect to its beneficial ownership of Common Stock if such person claimed a worthlessness deduction under section 165 of the Tax Code with respect to such Common Stock at any time on or after the Petition Date.

The NOL Motion and Stock Procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. The Company also requested authority to employ Kurtzman Carson Consultants LLC (“KCC”) as its claims and notice agent. If approved, the NOL Motion and Stock Procedures and additional information about the Chapter 11 Cases would also be available for free on the website maintained for the Company by KCC, located at www.kccllc.net/enviva or by calling (888) 249-2695 (U.S. / Canada) or +1 (310) 751-2601 (international).

Item 2.02.	Results of Operations and Financial Condition.

To the extent applicable, the disclosures in Item 7.01 below are incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described above constitutes an event of default and acceleration under each of the following debt instruments (the “Debt Instruments”):

•	Indenture, dated as of December 9, 2019, by and among the Company (as successor to Enviva Partners, LP), Enviva Partners Finance Corp., each of the guarantors party thereto, and Wilmington Savings Fund Society, FSB (as successor to Wilmington Trust, N.A.), as trustee.
•	Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among the Company, Enviva, LP, each of the guarantors party thereto, the lenders party thereto, and Ankura Trust Company, LLC, as Administrative Agent and as Collateral Agent, and the other parties thereto;
•	Indenture of Trust (as amended, restated, modified, supplemented, or replaced from time to time), dated as of July 1, 2022, by and between The Industrial Development Authority of Sumter County and Wilmington Trust, N.A., as trustee;
•	Loan and Guaranty Agreement, dated effective as of July 15, 2022, by and among The Industrial Development Authority of Sumter County, the Company, and certain of its subsidiaries;
•	Indenture of Trust (as amended, restated, modified, supplemented, or replaced from time to time), dated as of November 1, 2022, by and between Mississippi Business Finance Corporation and Wilmington Trust, N.A., as trustee;
•	Loan and Guaranty Agreement, dated effective as of November 22, 2022, by and among Mississippi Business Finance Corporation, the Company, and certain of its subsidiaries;
•	Loan Agreement, dated as of June 27, 2022, by and among Enviva Pellets Epes, LLC, the lenders party thereto, and the Company; and
•	Loan Agreement, dated as of June 27, 2022, by and between Enviva Pellets Epes Finance Company, LLC and United Bank.

The Debt Instruments provide that as a result of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable. However, any efforts to enforce such payment obligations under the Debt Instruments will be automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments will be subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The information under Item 1.03 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release

On March 12, 2024, the Company issued a press release announcing the commencement of the Chapter 11 Cases and its entry into the RSA, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Cleansing Material

Prior to the Petition Date and in connection with discussions with certain of its debt holders, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Restructuring Support Parties pursuant to which the Company agreed, limited to the extent necessary, to publicly disclose certain information, including certain material non-public information (the “Cleansing Materials”), upon the occurrence of certain events set forth in the NDAs. The Company is furnishing the Cleansing Materials as Exhibit 99.2 to this Current Report in satisfaction of its obligations under the NDAs.

The Cleansing Materials are based solely on certain information made available to the Company as of the date of the Cleansing Materials and were not prepared with a view toward public disclosure. The Cleansing Materials should not be relied upon by any party for any reason. The Cleansing Materials should not be relied upon as a reliable prediction of future events. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Materials or undertakes any obligation to publicly update the Cleansing Materials to reflect circumstances existing after the date when the Cleansing Materials were prepared or conveyed or to reflect the occurrence of future events.

The Cleansing Materials contain the Company’s preliminary estimates of certain financial results for the three months ended December 31, 2023, the fiscal year ended December 31, 2023, and the three months ended March 31, 2024, based on currently available information. The Company has not yet finalized its results for these periods, and its consolidated financial statements as of and for the year ended December 31, 2023 and the three months ended December 31, 2023 and March 31, 2024, respectively, are not currently available. The Company’s actual results remain subject to the completion of the year-end and quarter-end closing processes, which includes review by management and the Company’s board of directors (the “Board”), including the audit committee of the Board. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth in the Cleansing Materials. As a result, the Company’s actual results could be materially different from those set forth in the Cleansing Materials. Additionally, the Company’s estimates are forward-looking statements based solely on information available to it as of the date of the Cleansing Materials and may differ materially from actual results. Therefore, a reader should not rely on these preliminary estimates of the Company’s results. The preliminary estimates of the Company’s results included in the Cleansing Materials have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditors have not audited, reviewed, or compiled such preliminary estimates of the Company’s results. Accordingly, Ernst & Young LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented in the Cleansing Materials should not be considered a substitute for actual results.

The information furnished under Item 7.01 of this Current Report, including the accompanying Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1923, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Cautionary Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These risks include, but are not limited to: (i) the Company’s ability to successfully complete a restructuring under Chapter 11; (ii) potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11 Cases); (iii) the Company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; (iv) objections to the Company’s restructuring process, DIP financing, or other pleadings filed that could protract the Chapter 11 Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties associated with the Chapter 11 Cases, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 Cases; (vi) the Company’s ability to maintain relationships with vendors, customers, employees, and other third parties and regulatory authorities as a result of the Chapter 11 Cases; (vii) the DIP financing and other financing arrangements; (viii) the effects of the Bankruptcy Petitions on the Company and on the interests of various constituents, including the Company’s stockholders; (ix) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (x) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the ability to consummate a restructuring; (xi) the Company’s consummation of a restructuring; (xii) increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process; (xiii) the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process; (xiv) the Company’s ability to continue as a going concern; (xv) the Company’s ability to successfully execute cost-reduction and productivity initiatives on the anticipated timeline or at all; (xvi) the outcome and timing of the Company’s comprehensive review; (xvii) impairment of goodwill, intangible assets, and other long-lived assets; (xviii) risks related to the Company’s indebtedness, including the levels and maturity date of such indebtedness; (xix) potential liability resulting from pending or future litigation, investigations, or claims; (xx) changes to the Company’s leadership and management team; and (xxi) governmental actions and actions by other third parties that are beyond the Company’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could differ materially from what is expressed, implied, or forecast in such statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Restructuring Support Agreement, dated as of March 12, 2024, by and among Enviva Inc., certain of its subsidiaries, the lenders party thereto, and certain investment funds and entities affiliated with Enviva Inc.
10.2	Restructuring Support Agreement, dated as of March 12, 2024, by and among Enviva Inc., certain of its subsidiaries, the lenders party thereto, and certain investment funds and entities affiliated with Enviva Inc.
99.1	Press release, dated March 12, 2024.
99.2	Cleansing Materials, dated March 13, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA INC.

Date: March 13, 2024	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Executive Vice President, General Counsel, and Secretary